Calculation of Filing Fee Tables
S-8
ImageneBio, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2025 Equity Incentive Plan, Common Stock, $0.001 per share	Other	559,081	$ 5.93	$ 3,315,350.33	0.0001381	$ 457.85
2	Equity	2025 Employee Stock Purchase Plan, Common Stock, $0.001 per share	Other	111,816	$ 5.04	$ 563,552.64	0.0001381	$ 77.83
3	Equity	2025 Equity Inducement Plan, Common Stock $0.001 per share	Other	1,000,000	$ 5.93	$ 5,930,000.00	0.0001381	$ 818.94
Total Offering Amounts:						$ 9,808,902.97		$ 1,354.62
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,354.62
Offering Note
[1]	The amount registered represents 559,081 additional shares of ImageneBio, Inc's (the "Registrant's") common stock, par value $0.001 per share (the "Common Stock") that were automatically added to the shares authorized for issuance under the Registrant's 2025 Equity Incentive Plan (the "2025 Plan") on January 1, 2026 pursuant to an "evergreen" provision contained in the 2025 Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-8 to which this exhibit is a part (the "Registration Statement") shall also cover any additional shares of Common Stock that become issuable under the 2025 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price is estimated in accordance with Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee, and are based upon the average of the high and low prices of the Common Stock on March 6, 2026 (the "Average Price"), as reported on the Nasdaq Capital Market. Pursuant to the evergreen provision, on January 1 of each year for a period of ten years commencing on January 1, 2026 and ending on (and including) January 1, 2035, the number of shares authorized for issuance under the 2025 Plan will be automatically increased in an amount equal to 5% of the total number of shares of Capital Stock outstanding (as defined in the 2025 Plan) on December 31 of the preceding calendar year. Notwithstanding the foregoing, the Registrant's board of directors (the "Board") may act prior to January 1 of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

[2]	The amount registered represents 111,816 additional shares of Common Stock that were automatically added to the shares authorized under the Registrant's 2025 Employee Stock Purchase Plan (the "ESPP") on January 1, 2026 pursuant to an "evergreen" provision contained in the ESPP. Pursuant to Rule 416(a) under the Securities Act, the Registration Statement shall also cover any additional shares of Common Stock that become issuable under the ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price is estimated in accordance with Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee, and are calculated on the basis of the Average Price, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the ESPP. Pursuant to the evergreen provision, on January 1 of each year for a period of up to ten years, beginning on January 1, 2026 and ending on (and including) January 1, 2035, the number of shares authorized for issuance under the ESPP will be automatically increased by an amount equal to the lesser of (i) 1% of the total number of shares of Capital Stock outstanding (as defined in the ESPP) on December 31 of the preceding calendar year, and (ii) 227,944 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1 increase in the share reserve for such calendar year or that the increase for such year will be a lesser number of shares.

[3]	The amount registered represents the 1,000,000 shares of Common Stock added to the reserve of shares under the Registrant's 2025 Equity Inducement Plan (the "Inducement Plan") as inducement grants. Pursuant to Rule 416(a) under the Securities Act, the Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Inducement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. The proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price are estimated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee, and are based upon the Average Price.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A